Exhibit 3.2

BYLAWS

OF

FEDERAL TRUST CORPORATION

(a Florida corporation)

ARTICLE I

SHAREHOLDERS

1. SHARE CERTIFICATES. Certificates evidencing fully-paid shares of the corporation shall set forth thereon the statements prescribed by Section 607.0625 of the Florida Business Corporation Act (“Business Corporation Act”) and by any other applicable provision of law, must be signed, either manually or in facsimile, by any one of the following officers: the President, a Vice President, the Secretary, an Assistant Secretary, the Treasurer, an Assistant Treasurer, or by any officer designated by the Board of Directors, and may bear the corporate seal or its facsimile. If the person who signed, either manually or in facsimile, a share certificate no longer holds office when the certificate is issued, the certificate is nevertheless valid.

2. SHARE TRANSFERS. Upon compliance with any provisions restricting the transferability of shares that may be set forth in the articles of incorporation, these Bylaws, or any written agreement in respect thereof, transfers of shares of the corporation shall be made only on the books of the corporation by the registered holder thereof, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the corporation, or with a transfer agent or a registrar and on surrender of the certificate or certificates for such shares properly endorsed and the payment of all taxes thereon, if any. Except as may be otherwise provided by law or these Bylaws, the person in whose name shares stand on the books of the corporation shall be deemed the owner thereof for all purposes as regards the corporation; provided that whenever any transfer of shares shall be made for collateral security, and not absolutely, such fact, if known to the Secretary of the corporation, shall be so expressed in the entry of transfer.

3. RECORD DATE FOR SHAREHOLDERS. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders to demand a special meeting, or to take any other action, the Board of Directors of the corporation may fix a date as the record date for any such determination of shareholders, such date in any case to be not more than seventy days before the meeting or action requiring such determination of shareholders. A determination of shareholders entitled to notice of or to vote at a shareholders’ meeting is effective for any adjournment of the meeting unless the Board of Directors fixes a new record date, which it must do if the meeting is adjourned to a date more than one hundred twenty days after the date fixed for the original meeting.

4. MEANING OF CERTAIN TERMS. As used herein in respect of the right to notice of a meeting of shareholders or a waiver thereof or to participate or vote thereat or to consent or dissent in writing in lieu of a meeting, as the case may be, the term “share” or “shares” or

“shareholder” or “shareholders” refers to an outstanding share or shares and to a holder or holders of record of outstanding shares when the corporation is authorized to issue only one class of shares, and said reference is also intended to include any outstanding share or shares and any holder or holders of record of outstanding shares of any class upon which or upon whom the articles of incorporation confer such rights where there are two or more classes or series of shares or upon which or upon whom the Business Corporation Act confers such rights notwithstanding that the articles of incorporation may provide for more than one class or series of shares, one or more of which are limited or denied such rights thereunder.

5. SHAREHOLDER MEETINGS.

a. Time. The annual meeting shall be held on the date fixed from time to time by the directors. A special meeting shall be held on the date fixed from time to time by the directors except when the Business Corporation Act confers the right to call a special meeting upon the shareholders.

b. Place. Annual meetings and special meetings shall be held at such place in or out of the State of Florida as the directors shall from time to time fix.

c. Call. Annual meetings may be called by the directors or the Chairman of the Board of Directors, the Vice Chairman of the Board of Directors, the President, or the Secretary or by any officer instructed by the directors or the President to call the meeting. Special meetings may be called in like manner.

d. Notice or Actual or Constructive Waiver of Notice. The corporation shall notify shareholders of the date, time, and place of each annual and special shareholders’ meeting. Such notice shall be no fewer than ten nor more than sixty days before the meeting date. Unless the Business Corporation Act or the articles of incorporation require otherwise, notice of an annual meeting need not include a description of the purpose or purposes for which the meeting is called. Notice shall be given in the manner provided in Section 607.0141 of the Business Corporation Act, by or at the direction of the President, the Secretary, or the officer or persons calling the meeting. Notice of a special meeting must include a description of the purpose or purposes for which the meeting is called. Unless the Business Corporation Act or the articles of incorporation require otherwise, the corporation is required to give notice only to shareholders entitled to vote at the meeting. A shareholder may waive any notice required by the Business Corporation Act, the articles of incorporation, or the Bylaws before or after the date and time stated in the notice. The waiver must be in writing, be signed by the shareholder entitled to the notice, and be delivered to the corporation for inclusion in the minutes or filing with the corporate records. A shareholder’s attendance at a meeting waives objection to lack of notice or defective notice of the meeting, unless the shareholder at the beginning of the meeting objects to holding the meeting or transacting business at the meeting; or waives objection to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, unless the shareholder objects to considering the matter when it is presented.

e. Voting List for Meeting. After fixing a record date for a meeting, the corporation shall prepare an alphabetical list of the names of all its shareholders who are entitled to notice of a shareholders’ meeting, arranged by voting group, with the address of and number and class and series, if any of shares held by each shareholder. The shareholders’ list must be available for inspection by any shareholder, for a period of ten days prior to the meeting or such shorter time as exists between the record date and the meeting and continuing through the meeting at the corporation’s principal office, or at a place identified in the meeting notice in the city where the meeting will be held, or at the office of the corporation’s transfer agent or registrar. A shareholder, the shareholder’s agent or attorney is entitled on written demand to inspect the list subject to the requirements of Section 607.1602(3) of the Business Corporation Act, to copy the list, during regular business hours and at his or her expense, during the period it is available for inspection. The corporation shall make the shareholders’ list available at the meeting, and any shareholder, or the shareholder’s agent or attorney is entitled to inspect the list at any time during the meeting or any adjournment.

f. Conduct of Meeting. Meetings of the shareholders shall be presided over by one of the following officers in the order of seniority and if present and acting—the Chairman of the Board of Directors, if any, the Vice Chairman of the Board of Directors, if any, the President, a Vice President, if any, or, if none of the foregoing is in office and present and acting, by a chairman to be chosen by the shareholders. The Secretary of the corporation, or in his absence, an Assistant Secretary, shall act as secretary of every meeting, but, if neither the Secretary nor an Assistant Secretary is present, the chairman of the meeting shall appoint a secretary of the meeting.

g. Proxy Representation. A shareholder may appoint a proxy to vote or otherwise act for the shareholder by signing an appointment form, either personally or by shareholder’s attorney-in-fact. An appointment of a proxy is effective when received by the Secretary or other officer or agent authorized to tabulate votes. An appointment is valid for up to eleven months, unless a longer period is expressly provided in the appointment form. An appointment of a proxy is revocable by the shareholder unless the appointment form conspicuously states that it is irrevocable and the appointment is coupled with an interest.

h. Shares Held by Nominees. The corporation may establish a procedure by which the beneficial owner of shares that are registered in the name of a nominee is recognized by the corporation as the shareholder. The extent of this recognition may be determined in the procedure.

i. Quorum. Unless the articles of incorporation or the Business Corporation Act provides otherwise, a majority of the votes entitled to be cast on a matter by a voting group constitutes a quorum of that voting group for action on that matter. Shares entitled to vote as a separate voting group may take action on a matter at a meeting only if a quorum of those shares exists with respect to that matter. Once a share is represented for any purpose at a meeting, it is deemed present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting unless a new record date is or must be set for that adjourned meeting.

j. Voting. Directors are elected by a plurality of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present. If a quorum exists, action on a matter, other than the election of directors, by a voting group is approved if the votes cast within the voting group favoring the action exceed the votes cast opposing the action, unless the articles of incorporation or the Business Corporation Act requires a greater number of affirmative votes.

7. ACTION WITHOUT MEETING. Unless otherwise provided in the articles of incorporation, action required or permitted by the provisions of the Business Corporation Act to be taken at an annual or special meeting of shareholders may be taken without a meeting, without prior notice, and without a vote if the action is taken by the holders of outstanding stock of each voting group entitled to vote thereon having not less than the minimum number of votes with respect to each voting group that would be necessary to authorize or take such action at a meeting at which all voting groups and shares entitled to vote thereon were present and voted. In order to be effective the action must be evidenced by one or more written consents describing the action taken, dated and signed by approving shareholders having the requisite number of each voting group entitled to vote thereon, and delivered to the corporation by delivery to its principal office in the State of Florida, its principal place of business, the corporate Secretary, or another officer or agent of the corporation having custody of the book in which proceedings of meetings of shareholders are recorded. No written consent shall be effective to take the corporate action referred to therein, unless within sixty days of the date of the earliest dated consent delivered in the manner required by Section 607.0704 of the Business Corporation Act, written consents signed by holders of shares having the number of votes required to take action are delivered to the corporation by delivery as set forth in Section 607.0704 of the Business Corporation Act. Action under this paragraph shall be subject to the requirements of Section 607.0704 of the Business Corporation Act.

ARTICLE II

BOARD OF DIRECTORS

1. FUNCTIONS GENERALLY - COMPENSATION. All corporate powers shall be exercised by or under the authority of, and the business and affairs of the corporation managed under the direction of, a Board of Directors. The Board may fix the compensation of directors.

2. QUALIFICATIONS AND NUMBER. A director must be a natural person who is at least eighteen years of age, but need not be a shareholder, a citizen of the United States, or a resident of the State of Florida. The Board of Directors shall consist of not less than one and not more than three persons. The number of directors may be fixed or changed from time to time by the Board of Directors or the shareholders.

3. TERMS AND VACANCIES. The terms of the initial directors of the corporation expire at the first shareholders’ meeting at which directors are elected. The terms of all other directors expire at the next annual shareholders’ meeting following their election unless their terms are staggered pursuant to the provisions of Section 607.0806. A decrease in the number of directors does not shorten an incumbent director’s term. The term of a director elected to fill a vacancy expires at the next shareholders’ meeting at which directors are elected. Despite the expiration of a director’s term, the director continues to serve until his or her successor is elected and qualifies or until there is a decrease in the number of directors. Whenever a vacancy occurs on the Board of Directors, including a vacancy resulting from an increase in the number of directors, it may be filled by the affirmative vote of a majority of the remaining directors, though less than a quorum of the Board of Directors, or by the shareholders, unless the articles of incorporation provide otherwise.

4. MEETINGS.

a. Time. Meetings shall be held at such time as the Board shall fix, except that the first meeting of a newly elected Board of Directors shall be held as soon after its election as the directors may conveniently assemble.

b. Place. The Board of Directors may hold regular or special meetings in or out of the State of Florida at such place as shall be fixed by the Board.

c. Call. No call shall be required for regular meetings for which the time and place have been fixed. Special meetings may be called by or at the direction of the Chairman of the Board, if any, the Vice Chairman of the Board, if any, of the President, or of a majority of the directors in office.

d. Notice or Actual or Constructive Waiver. Regular meetings of the Board of Directors may be held without notice of the date, time, place, or purpose of the meeting. Written, or oral, notice of the time and place shall be given for special meetings in sufficient time for the convenient assembly of the directors thereat. The notice of a special meeting need not describe the purpose of the meeting. Notice of a meeting of the Board of Directors need not be given to any director who signs a waiver of notice either before or after the meeting. Attendance of a director at a meeting shall constitute a waiver of notice of such meeting and a waiver of any and all objection to the place of the meeting, the time of the meeting, or the manner in which it has been called or convened, except when a director states, at the beginning of the meeting or promptly upon arrival at the meeting, any objection to the transaction of business because the meeting is not lawfully called or convened.

e. Quorum and Action. A quorum of the Board of Directors consists of a majority of the number of directors prescribed in or fixed in accordance with these Bylaws. If a quorum is present when a vote is taken, the affirmative vote of a majority of directors present is the act of the Board of Directors. The Board of Directors may permit any or all directors to participate in a regular or special meeting by, or conduct the meeting through use of, any means of communication by which all directors participating may simultaneously hear each other during the meeting. A director participating in a meeting by this means is deemed to be present in person at the meeting.

f. Chairman of the Meeting. Meetings of the Board of Directors shall be presided over by the following directors in the order of seniority and if present and acting—the Chairman of the Board, if any, the Vice Chairman of the Board, if any, the President, or any other director chosen by the Board.

5. REMOVAL OF DIRECTORS. The shareholders may remove one or more directors with or without cause pursuant to the provisions of Section 607.0808 of the Business Corporation Act.

6. COMMITTEES. The Board of Directors by resolution adopted by a majority of the full Board of Directors, may designate from among its members an executive committee and one or more other committees each of which, to the extent provided in such resolution or in the articles of incorporation or the Bylaws, shall have and may exercise all the authority of the Board of Directors, except such authority as may not be delegated under the Business Corporation Act. Each committee may have two or more members, who serve at the pleasure of the Board of Directors. The provisions of Sections 607.0822, 607.0823, and 607.0824 of the Business Corporation Act, which govern meetings, notice and waiver of notice, and quorum and voting requirements, apply to committees and their members as well.

7. ACTION WITHOUT MEETING. Action required or permitted by the Business Corporation Act to be taken at a Board of Directors’ meeting or committee meeting may be taken without a meeting if the action is taken by all members of the Board or of the committee. The action must be evidenced by one or more written consents describing the action taken, signed by each director or committee member. Action taken under this paragraph is effective when the last director signs the consent, unless the consent specifies a different effective date.

ARTICLE III

OFFICERS

1. OFFICERS. The corporation shall have a President, a Vice President, a Secretary, a Treasurer and such other officers as may be deemed necessary, who may be appointed by the directors. The same individual may simultaneously hold more than one office in the corporation. A duly appointed officer may appoint one or more officers or assistant officers if authorized by the Board of Directors.

2. TERM; REMOVAL AND VACANCIES. Each officer of the corporation shall hold office until such officer’s successor has been chosen and qualified or until such officer shall have resigned or shall have been removed. The Board of Directors may remove any officer at any time with or without cause. Any vacancy occurring in any office of the corporation shall be filled by the Board of Directors.

3. CHAIRMAN OF THE BOARD. The Chairman of the Board of Directors, who shall be chosen from among the Board of Directors, shall have the general powers and duties of management and supervision of the business of the corporation, shall preside at all meetings of the Board of Directors if present, and shall, in general, perform all duties incident to the office of Chairman of the Board of Directors and such other duties as, from time to time, may be assigned to him by the Board of Directors.

4. VICE CHAIRMAN. In the absence of the Chairman of the Board of Directors, or in the event of such officer’s inability or refusal to act, the Vice Chairman, if any, shall perform the duties and exercise the powers of the Chairman of the Board of Directors and shall perform such other duties and have such other powers as the Chairman of the Board of Directors or the Board of Directors may from time to time prescribe.

5. PRESIDENT. It shall be the President’s duty to supervise generally the management of the business of the corporation. Without limiting the generality of the foregoing, in the absence of the Chairman of the Board of Directors, or in the event of such officer’s inability or refusal to act, the President shall preside at all meetings of the shareholders and all meetings of the Board of Directors, shall see that all orders and resolutions of the Board of

Directors are carried into effect and shall have power to sign contracts, powers of attorney and other instruments on behalf of the corporation and shall execute bonds, mortgages and other contracts requiring a seal under the seal of the corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the corporation.

6. VICE PRESIDENTS. In the absence of the President, or in the event of such officer’s inability or refusal to act, the Vice Presidents in the order determined by the Board of Directors (or if there be not such determination, then in the order of their election) shall perform the duties and exercise the powers of the President and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe. In addition, the Vice Presidents shall have the power to sign contracts, powers of attorney and other instruments on behalf of the corporation, except where the execution thereof shall be otherwise delegated by the Board of Directors.

7. TREASURER. The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the Board of Directors. The Treasurer shall disburse the funds of the corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the president and the Board of Directors at its regular meetings, or when the Board of Directors so requires, an account of all such officer’s transactions as Treasurer and of the financial condition of the corporation.

8. SECRETARY. The Secretary shall attend all meetings of the Board of Directors and all meetings of the shareholders and record all the proceedings of the meetings of the shareholders and of the Board of Directors in a book to be kept for that purpose and shall perform like duties for the standing committees when required. The Secretary shall give, or cause to be given, notice of all meetings of the shareholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or the President, under whose supervision such officer shall be. The Secretary shall have custody of the corporate seal of the corporation and such officer, or an assistant secretary, shall have authority to affix the same to any instrument requiring it and, when so affixed, it may be attested by the Secretary’s signature or by the signature of such Assistant Secretary. The Board of Directors may give general authority to any other officer to affix the seal of the corporation and to attest the affixing by such officer’s signature.

ARTICLE IV

REGISTERED OFFICE AND AGENT

The address of the initial registered office of the corporation and the name of the initial registered agent of the corporation are set forth in the original articles of incorporation.

ARTICLE V

CORPORATE SEAL

The corporate seal shall have inscribed thereon the name of the corporation and shall be in such form and contain such other words and/or figures as the Board of Directors shall determine or the law require.

ARTICLE VI

FISCAL YEAR

The fiscal year of the corporation shall be fixed, and shall be subject to change, by the Board of Directors.

ARTICLE VII

INDEMNIFICATION

1. RIGHT TO INDEMNIFICATION. Any person, his heirs, or personal representative, made, or threatened to be made a party to any threatened, pending, or completed action or proceeding, whether civil, criminal, administrative, regulatory, or investigative (“Proceeding”) because he is or was a director or officer of the corporation or serves or served any other corporation or other enterprise in any capacity at the request of the corporation, shall be indemnified by the corporation, to the full extent permitted by the Business Corporation Act, under Section 607.0850, provided, however, that the corporation shall indemnify any such person seeking indemnity in connection with a Proceeding (or part thereof) initiated by such person only if such Proceeding (or part thereof) was authorized by the Board of Directors of the corporation. In discharging his duty, any director or officer, when acting in good faith, may rely upon information, opinions, reports, or statements, including financial statements and other financial data, in each case prepared or presented by (i) one or more officers or employees of the corporation whom the director or officer reasonably believes to be reliable and competent in the matters presented, (ii) counsel, public accountants, or other persons as to matters that the director or officer believes to be within that person’s professional or expert competence, or (iii) in the case of a director, a committee of the Board of Directors upon which he does not serve, duly designated according to law, as to matters within its designated authority, if the director reasonably believes that the committee is competent.

2. ADVANCES. The rights set forth above in this Article VII shall include the right to be paid by the corporation expenses incurred in defending or being represented in any such Proceeding in advance of its final disposition; provided, however, that the payment of such expenses incurred by a director or officer because he is or was a director or officer of the corporation or serves or served any other corporation or any enterprise in any capacity at the request of the corporation (and not in any other capacity in which service was or is rendered by such person while a director or officer, including service to an employee benefit plan) in advance of the final disposition of such Proceeding, shall be made only upon delivery to the corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it should be determined ultimately that such director or officer is not entitled to be indemnified under this Article VII or otherwise.

3. CONTRACT RIGHT. All rights to indemnification, including advancement of expenses, shall be deemed to be provided by a contract between the corporation and the director or officer who serves in such capacity at any time while this Article VII and other relevant provisions of the Business Corporation Act and other applicable law, if any, are in effect, such that any repeal or modification thereof shall not adversely affect any right existing at the time of such repeal or modification.

4. RIGHT TO BRING SUIT. If a claim under the preceding paragraphs of this Article VII is not paid in full by the corporation within 90 days after a written claim therefore has been received by the corporation, the claimant may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense, including attorney’s fees, of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any Proceeding in advance of its final disposition where the required undertaking has been tendered to the corporation) that the claimant has not met the applicable standard of conduct which makes it permissible under the Business Corporation Act for the corporation to indemnify the claimant for the amount claimed, but the burden of proving such a defense shall be on the corporation. Neither the failure of the corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he has met the applicable standard of conduct set forth in the Business Corporation Act, nor an actual determination by the corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the claimant had not met such applicable standard of conduct, shall be a defense to the action or create a presumption that claimant had not met the applicable standard of conduct.

5. NON-EXCLUSIVITY OF RIGHTS. The rights conferred on any person by this Article VII shall not be exclusive of any other right which such person may have or hereafter acquire under any statute, provision of these Bylaws, the Articles of Incorporation, agreement, vote of shareholders or disinterested directors or otherwise.

6. INSURANCE. The corporation may maintain insurance, at its expense, for the purpose of indemnifying itself and any director, officer, employee or agent of the corporation or another corporation, partnership, trust or other enterprise, whether or not the corporation would have the power to provide such indemnity under the Business Corporation Act.

ARTICLE VIII

CONTROL OVER BYLAWS

The Board of Directors may amend or repeal these Bylaws unless the articles of incorporation or the Business Corporation Act reserves this power exclusively to the shareholders in whole or in part, or the shareholders in amending or repealing the Bylaws generally or a particular Bylaw provision provide expressly that the Board of Directors may not amend or repeal the Bylaws, generally or that Bylaw provision. The shareholders may amend or repeal these Bylaws even though the Bylaws may also be amended or repealed by the Board of Directors. No provision of this Article shall be construed as purporting to negate the requirements of Section 607.1201 of the Business Corporation Act.

I HEREBY CERTIFY that the foregoing is a full, true, and correct copy of the Bylaws of Federal Trust Corporation, a corporation of the State of Florida, as in effect on the date hereof.

WITNESS my hand and the seal of the corporation.

Dated: June 24, 2009

/s/ Robert W. Paiano
Name:	Robert W. Paiano
Title:	Director of Federal Trust Corporation